SECURITIES AND EXCHANGE COMMISSION


                        Washington, D.C.  20549


                               FORM 8-K


                            CURRENT REPORT



 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported) June 11, 1997


              MONMOUTH REAL ESTATE INVESTMENT CORPORATION
         (Exact name of Registrant as specified in its charter)



  Delaware                         0-4258              22-1897375
(State or other jurisdiction     (Commission         (IRS Employer
   of incorporation)             File Number)    Identification Number)



            125 Wyckoff Road, Eatontown, NJ  07724
           (Address of principal executive offices)



     Registrant's telephone number, including area code (732) 542-4927




     (Former name or former address, if changed since last report.)



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     Item 5.  Other Events.

            On August 6, 1996, Monmouth Real Estate Investment Corporation (Registrant) entered into a contract to purchase a 73,500 square foot warehouse facility to be built in Schaumburg, Illinois from SK Properties I, LLC, an unrelated entity. This purchase was completed on June 11, 1997. The warehouse facility is 100% net leased to Federal Express Corporation. The purchase price was approximately $4,700,000. Monmouth Real Estate Investment Corporation paid approximately $100,000 in cash, used approximately $1,100,000 of its revolving line of credit with Summit Bank and obtained a mortgage of approximately $3,500,000. This mortgage payable is at an interest rate of 8.48% and is due July 1, 2012. The property acquired is commercial rental property and will continue to be used as such.

     The following are the material factors to be considered in assessing the property:

       *   Description  of Property  -  The property acquired
is  a  73,500  square   foot   warehouse  facility located at
1270 North Wilkening Road, Schaumburg, Illinois.

       * Occupancy Rate and Number of Tenants - The commercial rental property acquired was constructed in 1997. Commencing April 1, 1997, the property was 100% occupied under a 10-year net lease agreement with Federal Express Corporation. This net lease agreement provides that operating expenses, including property taxes, insurance, landscaping, utilities and repairs in the ordinary course of business, be borne by the tenant.

      *    Principal   Business of Tenant - Federal  Express
Corporation  uses this property as a distribution  facility.
Registrant   believes that Federal Express Corporation  will
continue to use this property as such.

     * Principal Provisions of Lease - The following are the principal provisions of the lease:

              Term                         Monthly Rent

            4/1/97-3/31/02                  $ 36,393
            4/1/02-3/31/07                    40,570

         At the end of the lease term, the tenant has two (5) year options to renew at the prevailing market rent.

         The Seller assigned the lease to Registrant.



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


      * Basis of Acquired Property for Depreciation - The basis for depreciation is the purchase price of the property. Approximately 78% of the purchase price is attributable to building and improvements, which will be depreciated over a 39 year life on a straight-line basis (Modified Accelerated Recovery System). The residual is attributable to land.

      *   Anticipated  Capital Improvements - The Registrant
does   not  anticipate  any significant capital improvements
during the  term of the lease described above.

      *    Insurance Coverage - Insurance on the property is
paid  for by the tenant.   In the opinion of the Registrant,
this coverage is adequate.

      Registrant knows of no other material factors relating to the property acquired other that those discussed in this Form 8-K.

      The  following  is  pro forma  financial  information.
The  impact   of   the property  acquired to  the  financial
statements of the  Registrant is as follows:


     ADJUSTMENTS  TO  STATEMENT  OF  INCOME

      Rental   and  Occupancy Charges - Increase of $462,000
      based upon amortization of total rental payments for scheduled rent over the remaining lease term.

      Interest Expense - Increase of $386,000 based upon a mortgage of $3,500,000 at 8.48% interest and total monthly principal and interest payments of $34,425, and a revolving line of credit balance increase of $1,100,000 at prime (currently 8.5%).

      Depreciation Expense - Increase of $94,000 based upon 78% of the purchase price being attributed to building and improvements, and straight-line depreciation over a 39 year life.

      Net   Income   -  Decrease  of  $18,000  (rental  and occupancy
      charges less interest expense and depreciation expense).

      The   effect  of cash  made available by  operations will  be
      an increase of $76,000 (net income plus depreciation).


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



     ADJUSTMENTS TO THE BALANCE SHEET AT DATE OF PURCHASE

      Cash and Cash Equivalents - Decrease of $100,000, the amount of cash used for the purchase.

      Land and Buildings, Improvements and Equipment - Increase of $4,700,000, based on the purchase price.

      Notes Payable - Increase of $1,100,000, the amount used on the revolving line of credit.

      Mortgage Notes Payable - Increase of $3,500,000, the amount of the mortgage on the acquired property.

      Registrant knows of no other financial statement item which would be materially affected by the acquired property.






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



                         SIGNATURES


       Pursuant   to  the  requirements  of  the  Securities
Exchange Act of  1934, the   Registrant  has duly caused this
report to be signed on its behalf by the undersigned hereunto duly authorized.



                   MONMOUTH REAL ESTATE INVESTMENT CORPORATION



                           /s/ Eugene W. Landy
                               EUGENE W. LANDY
                               President



     Date       June 20, 1997





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